As filed with the Securities and Exchange Commission on September 1, 2005.

                                                   Registration No. 333-________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   QMed, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                            22-2468665
---------------------------------                            -------------------
  (State or Other Jurisdiction                                  (IRS Employer
of Incorporation or Organization)                            Identification No.)

                               25 Christopher Way
                           Eatontown, New Jersey 07724
                     ---------------------------------------
                    (Address of Principal Executive Offices)

                      QMed, Inc. 1999 Equity Incentive Plan
                      -------------------------------------
                            (Full Title of the Plan)

                                 Michael W. Cox
                                   QMed, Inc.
                               25 Christopher Way
                           Eatontown, New Jersey 07724
               --------------------------------------------------
               (Name and Address of Agent For Service of Process)

                                 (732) 544-5544
           -----------------------------------------------------------
          (Telephone Number, Including Area Code of Agent for Service)

                                 With a Copy to:
                            William P. Oberdorf, Esq.
                            St. John & Wayne, L.L.C.
                  Two Penn Plaza East, Newark, New Jersey 07105
                                 (973) 491-3600
                        --------------------------------

                                                   CALCULATION OF REGISTRATION FEE

============================== ======================== ==================== ====================== ==========================
                                                             Proposed               Proposed
         Title of                                             maximum                maximum
        securities                     Amount                offering               aggregate               Amount of
           to be                        to be                price per              offering              Registration
        registered                  registered(1)              share                  price                   Fee
------------------------------ ------------------------ -------------------- ---------------------- --------------------------
Common Stock $.001 par value
per share, issuable upon              1,000,000             $10.70 (2)            $10,700,000               $1,259.39
exercise of Plan Options
============================== ======================== ==================== ====================== ==========================

(1) The aggregate amount of securities registered hereunder is 1,000,000 shares of common stock which have been authorized and reserved for issuance under the Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.

(2) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on August 29, 2005, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by NASDAQ Small Cap Market.

                                EXPLANATORY NOTE

         We are filing this Registration Statement to register an additional 1,000,000 shares of our Common Stock for issuance pursuant to the QMed, Inc. 1999 Equity Incentive Plan, as amended (the "Plan"). The number of shares authorized for issuance under the Plan, were approved by our stockholders at our annual meeting in May 2002.

         We previously filed a registration statement on Form S-8 (Registration No. 333-93697) on December 28, 1999 covering 1,000,000 shares authorized for issuance under the Plan. In accordance with General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

                                     PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUSES

Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated in this Prospectus by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2004 and the Form 10K/A for the fiscal year ended November 30, 2004;

                  (b) The Company's Proxy Statement dated May 31, 2005 for Annual Meeting of Stockholders held June 28, 2005;

                  (c) The Company's Quarterly Reports on Form 10-Q for fiscal quarters ended on February 29, 2005 and on May 31, 2005;

                  (d) Current Reports on Form 8-K filed on December 7, 2004, on January 1, 2005, on February 1, 2005, on February 11, 2005, on February 16, 2005, on March 2, 2005, on March 28, 2005, on April 11, 2005, on
         April 21, 2005, on June 29, 2005, and on August 11, 2005.

         In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

        Number                     Description

         5.1      Consent and Opinion of St. John & Wayne, L.L.C.
         10.1     QMed, Inc. 1999 Equity Incentive Plan, as amended
         23.1     Consent of Amper, Politizner, & Mattia, P.C.
         23.2     Consent of St. John & Wayne, L.L.C. (included in Exhibit 5.1)
         24.1     Power of Attorney (included in signature page hereto)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Monmouth, State of New Jersey on the 25th day of August, 2005.

                                    QMed, Inc.

                                    By: /s/  Michael W. Cox
                                        ----------------------------------------
                                    Name:  Michael W. Cox
                                    Title: President and Chief Executive Officer

We, the undersigned officers and directors of QMed, Inc., hereby severally constitute and appoint Michael W. Cox and William T. Schmitt, Jr. and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                  Title                                       Date
---------                  -----                                       ----
/s/ Michael W. Cox         President, Chief Executive Officer,         August 25, 2005
-------------------------- and Director (Principal Executive Officer)
Michael W. Cox

/s/ Jane A. Murray         Executive Vice President, Chief             August 25, 2005
-------------------------- Operating Officer and Director
Jane A. Murray


/s/ William T. Schmitt     Senior Vice President and Chief Financial   August 25, 2005
-------------------------- Officer (Principal Financial Officer)
William T. Schmitt, Jr.

/s/ Glenn J. Alexander     Controller (Principal Accounting Officer)   August 25, 2005
--------------------------
Glenn J. Alexander

/s/ Bruce F. Wesson        Chairman of the Board of Directors          August 25, 2005
--------------------------
Bruce F. Wesson

/s/ A. Bruce Campbell      Director                                    August 25, 2005
--------------------------
A. Bruce Campbell, M.D.

/s/ David Feldman          Director                                    August 25, 2005
--------------------------
David Feldman

/s/ Richard I. Levin       Director                                    August 25, 2005
--------------------------
Richard I. Levin

/s/ Lucia L/ Quinn         Director                                    August 25, 2005
--------------------------
Lucia L. Quinn

                           Director                                    August 25, 2005
--------------------------
John J. Gargana, Jr.

/s/ John P. Zanotti        Director                                    August 25, 2005
--------------------------
John P. Zanotti